Exhibit 24.1

                                POWER OF ATTORNEY

Each person whose signature appears appoints Richard Ham as his agent and attorney-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments to this registration statement to which this power of attorney is attached.

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the date stated.

Date December 16, 2003

        Signature                                 Title
        ---------                                 -----


/s/ Richard Ham
--------------------------
Richard Ham                       President, Chief Executive Officer, Director



/s/ Carla Aufdenkamp
--------------------------
Carla Aufdenkamp                  Secretary, Director



/s/ Richard Ham
--------------------------
By: Richard Ham
    Attorney in Fact